United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended May 31, 2013

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$2,656,840
Unrealized Gain (Loss) on Market Value of Futures	(3,509,087)
Dividend Income	771
Interest Income	517
ETF Transaction Fees	1,400
Total Income (Loss)	$(849,559)

Expenses
General Partner Management Fees	$30,612
Brokerage Commissions	4,062
SEC & FINRA Registration Expense	3,945
NYMEX License Fee	765
Non-interested Directors' Fees and Expenses	635
Prepaid Insurance Expense	450
Other Expenses	23,312
Total Expenses	63,781
Expense Waiver	(15,680)
Net Expenses	$48,101
Net Income (Loss)	$(897,660)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 5/1/13	$55,571,946
Additions (150,000 Units)	8,446,171
Withdrawals (50,000 Units)	(2,744,355)
Net Income (Loss)	(897,660)

Net Asset Value End of Month	$60,376,102
Net Asset Value Per Unit (1,100,000 Units)	$54.89

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2013 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612